                                   POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that the  undersigned,
constitutes  and  appoints  Tane T. Tyler and  Mitchell J.  Lindauer each as my true and lawful  attorney-in-fact  and  agent,  with full power of substitution and resubstitution,  for me and in my capacity
as  a  Trustee,   President  and  Principal   Executive  Officer  of
Oppenheimer  Main Street Small Cap Fund (the "Fund"),  to sign on my
behalf  any  and  all   Registration   Statements   (including   any
post-effective  amendments  to  Registration  Statements)  under the
Securities Act of 1933,  the Investment  Company Act of 1940 and any
amendments and supplements  thereto,  and proxy  statements or other documents in connection  thereunder,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the U.S.  Securities  and Exchange  Commission,  granting  unto said attorneys-in-fact  and  agents,  and each of them,  full  power  and authority to do and perform  each and every act and thing  requisite and necessary to be done in and about the  premises,  as fully as to all  intents and  purposes as I might or could do in person,  hereby
ratifying  and  confirming  all  that  said   attorneys-in-fact  and
agents,  and each of them,  may  lawfully  do or cause to be done by virtue hereof.
..

Dated this 28th  day of June, 2004

------------------------
John V. Murphy

Witness:_______________________________
        Kathleen Ives
        Assistant Secretary